Exhibit 21
VIAD CORP
(Delaware)
Active and Inactive (I) Subsidiaries and Affiliates* by business segment as of December 31, 2013
MARKETING AND EVENTS GROUP
David H. Gibson Company, Inc. (Texas) (I)
ethnoMetrics Inc. (Delaware) (I)
EXG, Inc. (Delaware) (I)
GES Exposition Services (Canada) Limited (Canada)
Exposervice Standard Inc. (Canada)
Clarkson-Conway Inc. (Canada)
Services d’Expositions P.E. Poitras Ltée (Québec)
Global Experience Specialists, Inc. (Nevada)
ESR Exposition Service, Inc. (New Jersey) (I)
Expo Accessories, Inc. (New York) (I)
Expo Display & Design, Inc. (New Jersey) (I)
Global Experience Specialists (GES) Asia Limited (Hong Kong)
Shows Unlimited, Inc. (Nevada) (I)
Tradeshow Convention Services Inc. (Washington) (I)
GES Service Companies Limited (United Kingdom)
Global Experience Specialists (GES) Data Services Limited (United Kingdom)**
MES Holdings Limited (United Kingdom)
Melville Electrical Services Limited (United Kingdom) (I)
Global Experience Specialists (GES) Limited (United Kingdom)***
Melville Middle East Exhibitions Services LLC (Abu Dhabi) (49%)
Melville Hire Services Limited (United Kingdom) (I)
Melville Logistics GmbH (Germany)
Proj-X4 Exhibition and Events Limited (United Kingdom)
Las Vegas Convention Service Co. (Nevada) (I)
The Becker Group, Ltd. (Maryland) (I)
Viad Holding GmbH (Germany)
Exhibitgroup/Giltspur France S.A.R.L. (France) (I)
GES Verwaltungs GmbH (Germany)
GES GmbH & Co. KG (Germany)
Viad Service Companies Limited (United Kingdom)
SDD Exhibitions Limited (United Kingdom) (I)
TRAVEL AND RECREATION GROUP
Alaskan Park Properties, Inc. (Arizona)
Glacier Park, Inc. (Arizona) (80%)
Glacier Park Concessions, Inc. (Arizona) (I)
Glacier Park Hospitality, Inc. (Arizona) (I)
Waterton Transport Company, Limited (Alberta)
Brewster Travel Canada Inc. (Alberta)
Brewster Inc. (Alberta)
Banff Hospitality Residence Ltd. (Alberta) (43.52%)
CORPORATE AND OTHER
VREC, Inc. (Delaware)
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*
Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.

**	Name changed from Melville Data Services Ltd. on March 13, 2013.
***	Name changed from Melville Exhibition and Event Services Limited on March 13, 2013.